===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 7, 1999



                          BUTLER MANUFACTURING COMPANY
               (Exact name of registrant as specified in charter)




                                    Delaware
                           (State or other jurisdiction
                                of incorporation)



            001-12335                                       44-0188420
      --------------------                               -------------------
      (Commission File No.)                                (IRS employer
                                                         identification no.)

                          BMA Tower, Penn Valley Park,
                             Post Office Box 419917
                        Kansas City, Missouri 64141-0917
             (Address of principal executive offices and Zip Code)


       Registrant's telephone number, including area code: (816) 968-3000







===============================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

     On January 7, 1999, Butler Manufacturing Company announced that it will take a $13.6 million pre-tax charge ($10.7 million after-tax) in the fourth quarter of 1998 in connection with a restructuring of its South American and European metal building businesses, and for the impairment of certain assets. The announcement is contained in the Press Release issued on January 7, 1999, that is attached to this report as Exhibit 99 and that is incorporated herein by reference.

     The Press Release also announces a recent authorization by the Board of Directors of the Company for the Company to repurchase up to 800,000 shares of Butler Common Stock to be used for employee benefit plans and for other corporate purposes. Purchases will be made from time to time in the open market and in private transactions at prevailing market prices. The authorization replaces a prior authorization announced in June 1997. During 1998 the Company repurchased slightly over 391,000 shares.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c)  Exhibits

                 99      Press Release dated January 7, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BUTLER MANUFACTURING COMPANY



                                     By:   s/Larry C. Miller
                                          -----------------------------------
                                          Name:   Larry C. Miller
                                          Title:  Vice President and Chief
                                                  Financial Officer


Dated:  January 7, 1999

                                  EXHIBIT INDEX

     Exhibit
       No.                 Description
    ---------              -----------

       99      Press Release dated January 7, 1999.